                          GAMETECH INTERNATIONAL, INC.

         EXHIBIT 11.1--STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE

                                                                 PERIOD FROM
                                                                  INCEPTION
                                                                 (APRIL 18,
                                                                    1994)      YEARS ENDED OCTOBER    NINE MONTHS ENDED JULY
                                                                   THROUGH             31,                     31,
                                                                 OCTOBER 31,  ----------------------  ----------------------
                                                                    1994         1995        1996        1996        1997
PRIMARY:
  Weighted average common shares outstanding during the
    period.....................................................      --        4,420,646   5,117,517   5,110,986   4,299,686
  Shares related to SAB No. 83.................................   1,346,614    1,346,614   1,346,614   1,346,614   1,346,614
                                                                 -----------  ----------  ----------  ----------  ----------
  Total shares used in primary net income (loss) per share.....   1,346,614    5,767,260   6,464,131   6,457,600   5,646,300
                                                                 -----------  ----------  ----------  ----------  ----------
                                                                 -----------  ----------  ----------  ----------  ----------
  Net income (loss)............................................   $(175,408)  $  592,322  $  804,732  $  422,019  $2,154,585
                                                                 -----------  ----------  ----------  ----------  ----------
                                                                 -----------  ----------  ----------  ----------  ----------
  Primary net income (loss) per share..........................   $   (0.13)  $     0.10  $     0.12  $     0.07  $     0.38
                                                                 -----------  ----------  ----------  ----------  ----------
                                                                 -----------  ----------  ----------  ----------  ----------
SUPPLEMENTARY PRIMARY:
  Total primary shares from above..............................                            6,464,131               5,646,300
  Shares necessary to repay debt on a net proceeds basis.......                              395,869                 395,869
                                                                                          ----------              ----------
  Total shares used in supplementary primary net income per
    share......................................................                            6,860,000               6,042,169
                                                                                          ----------              ----------
                                                                                          ----------              ----------
  Net income...................................................                           $  804,732              $2,154,585
  After-tax interest on debt to be repaid with offering
    proceeds...................................................                               75,206                 123,998
                                                                                          ----------              ----------
  Supplementary primary net income.............................                           $  879,938              $2,278,583
                                                                                          ----------              ----------
                                                                                          ----------              ----------
  Supplementary primary net income per share...................                           $     0.13              $     0.38
                                                                                          ----------              ----------
                                                                                          ----------              ----------
FULLY DILUTED:
  Total primary shares from above..............................   1,346,614    5,767,260   6,464,131   6,457,600   5,646,300
  Incremental shares attributable to conversion of notes
    payable to officers on their original dates of issue.......     936,275    1,348,066   1,424,723   1,348,785   1,444,212
                                                                 -----------  ----------  ----------  ----------  ----------
  Total shares used in fully diluted net income (loss) per
    share......................................................   2,282,889    7,115,326   7,888,854   7,806,385   7,090,512
                                                                 -----------  ----------  ----------  ----------  ----------
                                                                 -----------  ----------  ----------  ----------  ----------
  Net income (loss)............................................   $(175,408)  $  592,322  $  804,732  $  422,019  $2,154,585
  After tax interest on notes payable to officers..............      59,881      117,006      96,975      69,096      82,438
                                                                 -----------  ----------  ----------  ----------  ----------
  Fully diluted net income (loss)..............................   $(115,527)  $  709,328  $  901,707  $  491,115  $2,237,023
                                                                 -----------  ----------  ----------  ----------  ----------
                                                                 -----------  ----------  ----------  ----------  ----------
  Fully diluted net income (loss) per share(1).................   $   (0.05)  $     0.10  $     0.11  $     0.06  $     0.32
                                                                 -----------  ----------  ----------  ----------  ----------
                                                                 -----------  ----------  ----------  ----------  ----------
SUPPLEMENTARY FULLY DILUTED:
  Total fully diluted shares from above........................                            7,888,854               7,090,512
  Share necessary to repay debt on a net proceeds basis........                              395,869                 395,869
                                                                                          ----------              ----------
  Total shares used in supplementary fully diluted net income
    per share..................................................                            8,284,723               7,486,381
                                                                                          ----------              ----------
                                                                                          ----------              ----------
  Fully diluted net income from above..........................                           $  901,707              $2,237,023
  After-tax interest on debt to be repaid with offering
    proceeds...................................................                               75,206                 123,998
                                                                                          ----------              ----------
  Supplementary fully diluted net income.......................                           $  976,913              $2,361,021
                                                                                          ----------              ----------
                                                                                          ----------              ----------
  Supplementary fully diluted net income per share.............                           $     0.12              $     0.32
                                                                                          ----------              ----------
                                                                                          ----------              ----------

------------------------------

(1) The computed per share amount assuming full dilution for the 1994 period is antidilutive; therefore the primary per share amount for this period is also presented as the fully diluted amount on the face of the Statement of Operations included elsewhere herein.